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                                        CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-61081) and the Registration Statements on Form S-8 (Nos. 33-45977, 33-55477, 33-55577 and 33-56938) of Infinity Broadcasting Corporation of our report dated February 26,
1996   relating  to  the   consolidated   financial   statements   of  Alliance
Broadcasting, L.P., which appears on page F-1 of the Current Report on Form 8-K of Infinity Broadcasting Corporation dated April 1, 1996.


PRICE WATERHOUSE LLP

San Francisco, California
April 1, 1996